Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NT Media Corporation of California, Inc., (the “Registrant”) on Form 10-K for the year ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ali Moussavi, Chief Executive Officer and Acting Chief Financial Officer of the Registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. ss..1350, as adopted pursuant to ss..906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: April 15, 2010

By: /s/ Ali Moussavi
Ali Moussavi,
Chief Executive Officer and Acting Chief Financial Officer